Exhibit 99.1

StoneMor Partners L.P. Announces First Quarter 2014 Financial Results

LEVITTOWN, Pa., May 8, 2014—StoneMor Partners L.P. (NYSE: STON) (“StoneMor”) announced its results from operations for the three months ended March 31, 2014. Investors are encouraged to read the Company’s quarterly report on Form 10-Q to be filed with the SEC, which contains additional details, as well as financial tables, and can be found at www.stonemor.com.

Commenting on the quarter, Larry Miller, StoneMor’s President and CEO said, “Despite a very harsh winter, StoneMor continues to successfully execute its business plan. While our pre-need sales were impacted by the severe weather we experienced between January and March, we generated increases in both our GAAP revenue and production based revenue (non-GAAP) during the period. At the same time we saw strong increases in both operating profits and adjusted operating profits (non-GAAP ) while generating a solid increase in distributable free cash flow. Lastly, we also generated stronger than usual returns from our trust fund investments.”

Financial Highlights

•	Revenues (GAAP) for the three months ended March 31, 2014 were $64.4 million versus $59.6 million in prior year period, an 8.0% increase.

•	Production-based revenue (non-GAAP) for the three months ended March 31, 2014 increased by $5.5 million, or 6.9%, to $85.7 million from $80.2 million during the prior-year period.

•	Operating profits (GAAP) increased by $3.9 million to $5.3 million for the three months ended March 31, 2014, as compared to the $1.4 million in the prior-year period.

•	Adjusted operating profits (non-GAAP) increased by $4.3 million, or 24.3%, to $22.0 million for the three-month period ended March 31, 2014 from $17.7 million in the same period last year.

•	Distributable free cash flow (non-GAAP) for the three-month period ended March 31, 2014 increased to $22.1 million from $17.6 million in the same period last year, a 25.6% increase.

•	Net cash used in operations was $2.9 million in the 2014 first quarter versus $6.9 million provided by operations in the prior year period, a decline of $9.8 million. The decline was primarily the result of changes in the timing of accounts payable and accrued liabilities plus an increase in the flow of funds into the merchandise trust.

•	Backlog increased $16.8 million during the period ended March 31, 2014 to $497.7 million from $480.9 million at the end of December 31, 2013, and $61.0 million compared to the prior year period.

•	Cash, accounts receivable and merchandise trusts, net of merchandise liabilities reached $462.6 million at the end of March 31, 2014.

•	Net income (GAAP) for the three months ended March 31, 2014 was approximately $0.4 million, as compared to net loss of $2.2 million in the prior-year period.

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures used in managing the business may provide investors with additional information regarding underlying trends and ongoing results on a comparable basis. Specifically, management believes that production-based revenues and adjusted operating profit allow the investor to gain insight into the current operating performance of the Company. Please see the section of this press release “Non-GAAP Financial Measures” to view the reconciliation. Non-GAAP financial measures used by the Company should not be considered as alternatives to GAAP financial measures, and you should not consider such non-GAAP financial measures in isolation or as a substitute for an analysis of the Company’s results as reported under U.S. GAAP. Certain 2013 information has been adjusted to include the effects of retrospective adjustments resulting from the Company’s 2013 first quarter acquisition.

“We continued to expand our business with the announcement that we were the successful bidder to acquire a substantial number of funeral homes and cemeteries that were made available as a result of the acquisition of Stewart Enterprises, Inc. by Service Corporation International (NYSE:SCI),” said Miller. “We have since signed definitive agreements to acquire these properties. While the transaction is subject to closing conditions, including FTC approval, as we previously reported, we expect them to be immediately accretive and we look forward to their future contributions.

“Earlier in the quarter we strengthened our balance sheet by paying down borrowings on our credit facility with the proceeds of a unit offering. We continue to grow our backlog while improving the liquidity provided by our aggregate cash, accounts receivable and merchandise trust value less merchandise liabilities, which reached $462.6 million at the end of March 31, 2014. All in all, we believe it was a solid quarter and a good start to 2014.”

Investor Conference Call and Webcast

StoneMor will conduct a conference call to discuss 2014 first quarter results today, Thursday, May 8, 2014 at 10:00 a.m. ET. The conference call can be accessed by calling (800) 954-0643. An audio replay of the conference call will be available by calling (800) 633-8284 through 12:00 p.m. ET on May 22, 2014. The reservation number for the audio replay is as follows: 21715199. A live webcast of the conference call will also be available to investors who may access the call through the Investors section of www.stonemor.com. An audio replay of the conference call will also be archived on StoneMor’s website at www.stonemor.com.

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Levittown, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 278 cemeteries and 90 funeral homes in 28 states and Puerto Rico. StoneMor is the only publicly traded deathcare company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise.

For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the Investor Relations section, at http://www.stonemor.com.

Forward-Looking Statements

Certain statements contained in this press release including, but not limited to, information regarding the status and progress of the Company’s operating activities, the plans and objectives of management, assumptions regarding our future performance and plans, and any financial guidance provided, as well as certain information in the Company’s other filings with the Securities and Exchange Commission (the “SEC”) and elsewhere are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated or implied, including, but not limited to, the following: uncertainties associated with future revenue and revenue growth; the effect of economic downturns; the impact of the Company’s significant leverage on our operating plans; our ability to service our debt and pay distributions; the decline in the fair value of certain equity and debt securities held in our trusts; our ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; our ability to successfully implement a strategic plan relating to achieving operating improvements, strong cash flows and further deleveraging; our ability to successfully compete in the cemetery and funeral home industry; uncertainties associated with the integration or anticipated benefits of our recent acquisitions or any future acquisitions; our ability to complete and fund additional acquisitions; litigation or legal proceedings that could expose us to significant liabilities and damage our reputation; the effects of cyber security attacks due to our significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund our pre-need funeral contracts; and various other uncertainties associated with the death care industry and our operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our other reports filed with the SEC. Except as required under applicable law, we assume no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

Contact:	John McNamara
(215) 826-2800

Non-GAAP Financial Measures

Production Based Revenue

We present production based revenue because management believes it provides for a useful measure of both the value of contracts written and investment and other income generated during a given period and is a critical component of adjusted operating profit.

Production based revenue is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Profit

We present Adjusted Operating Profit because management believes it provides for a useful measure of economic value added by presenting an effective matching of the value of current and future revenue sources generated within a given period to the cost of producing such revenue and managing our day to day operations within that same period. It is a significant measure that we believe is an indicator of eventual profit generated within a given period of time.

Adjusted Operating Profit is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Adjusted Operating Cash Generated

We present adjusted operating cash generated revenue because management believes it provides for a useful measure of the amount of cash generated that is available to make capital expenditures and partner distributions once all cash flow timing issues have been settled.

Adjusted operating cash generated is a non-GAAP financial measure that may not be consistent with other similar non-GAAP financial measures presented by other publicly traded companies.

Distributable Free Cash Flow

We present Distributable Free Cash Flow because management believes this information is a useful adjunct to Net Cash Provided by (Used in) Operating Activities under GAAP. Distributable Free Cash Flow is a significant liquidity metric that we believe is an indicator of our ability to generate cash flow during any quarter at a level sufficient to pay the quarterly distribution to the holders of our common units and for other purposes, such as repaying debt and expanding through strategic investments.

Distributable Free Cash Flow is similar to quantitative standards of free cash flow used throughout the deathcare industry and to quantitative standards of distributable cash flow used throughout the investment community with respect to publicly traded partnerships, but is not intended to be a prediction of the future. However, our calculation of distributable free cash flow may not be consistent with calculations of free cash flow, distributable cash flow or other similarly titled measures of other companies. Distributable Free Cash Flow should not be used as a substitute for the GAAP measure of cash flows from operating, investing, or financing activities.

Production Based Partners’ Capital

We present production based partners’ capital as a means to provide better insight into the value that our activities contribute to the enterprise. Because a portion of our revenues and direct selling expenses are captured on our balance sheet until we deliver the underlying goods or services, we believe that by including these items in our view of partners’ capital, we gain better insight into the value creation.

Backlog

We define backlog as deferred cemetery revenues and investment income less deferred selling and obtaining costs. It does not include deferred unrealized gains and losses on merchandise trust assets.

Reconciliation of Production Based Revenue (non-GAAP) and Adjusted Operating Profit (non-GAAP) to Revenue (GAAP) and Operating Profit (GAAP)

	Three months ended			Three months ended
	March 31, 2014			March 31, 2013
	(in thousands)			(in thousands)
	Segment			Segment			Change in	Change in
	Results	GAAP	GAAP	Results	GAAP	GAAP	GAAP results	GAAP results
	(non-GAAP)	Adjustments	Results	(non-GAAP)	Adjustments	Results	($)	(%)
Revenues
Pre-need cemetery revenues	$29,976	$(9,268)	$20,708	$30,941	$(9,429)	$21,512	$(804)	-3.7%
At-need cemetery revenues	19,848	(1,225)	18,623	20,743	(1,364)	19,379	(756)	-3.9%
Investment income from trusts	15,628	(9,651)	5,977	13,102	(8,472)	4,630	1,347	29.1%
Interest income	2,007	—	2,007	1,865	—	1,865	142	7.6%
Funeral home revenues	13,254	(1,507)	11,747	12,827	(1,409)	11,418	329	2.9%
Other cemetery revenues	5,026	299	5,325	741	67	808	4,517	559.0%

Total revenues	85,739	(21,352)	64,387	80,219	(20,607)	59,612	4,775	8.0%

Costs and expenses

Cost of goods sold	9,247	(1,743)	7,504	7,753	(1,463)	6,290	1,214	19.3%
Cemetery expense	13,329	—	13,329	12,785	—	12,785	544	4.3%
Selling expense	13,829	(2,640)	11,189	13,835	(2,611)	11,224	(35)	-0.3%
General and administrative expense	7,645	—	7,645	7,582	—	7,582	63	0.8%
Corporate overhead	7,456	—	7,456	7,988	—	7,988	(532)	-6.7%
Depreciation and amortization	2,368	—	2,368	2,330	—	2,330	38	1.6%
Funeral home expense	9,504	(218)	9,286	8,923	(187)	8,736	550	6.3%
Acquisition related costs, net of recoveries	349	—	349	1,283	—	1,283	(934)	-72.8%

Total costs and expenses	63,727	(4,601)	59,126	62,479	(4,261)	58,218	908	1.6%

Operating profit	$22,012	$(16,751)	$5,261	$17,740	$(16,346)	$1,394	$3,867	277.4%

The table above analyzes our results of operations and the changes therein for the three months ended March 31, 2014, as compared to the same period last year. The table is structured so that our readers can determine whether changes were based upon changes in the level of merchandise and services and other revenues generated during the period and/ or changes in the timing when merchandise and services were delivered.

Critical Financial Measures

	Three months ended
	March 31,
	2014	2013
	(in thousands)

Total revenues (a)	$64,387	$59,612
Production based revenue consisting of the total value of cemetery contracts written, funeral home revenues and investment and other income (b)	85,739	80,219

Operating profit (a)	5,261	1,394
Adjusted operating profit (b)	22,012	17,740

Net income (loss) (a)	409	(2,200)

Operating cash flows (a)	(2,940)	6,867
Adjusted operating cash generated (b)	23,068	18,119
Distributable free cash flow generated (b)	$22,087	$17,631

	As of	As of
	March 31, 2014	December 31, 2013

Distribution coverage quarters (b)	11.18	7.65

(a)	This is a GAAP financial measure.
(b)	This is a non-GAAP financial measure as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures or support calculation within this press release.

Reconciliation of Adjusted Operating Profit (non-GAAP) to Operating Profit (GAAP)

	Three months ended
	March 31,
	2014	2013
	(in thousands)

GAAP operating profit	$5,261	$1,394

Increase in applicable deferred revenues	21,352	20,607
Increase in deferred cost of goods sold and selling and obtaining costs	(4,601)	(4,261)

Adjusted operating profit	$22,012	$17,740

Reconciliation of Production Based Revenues (non-GAAP) to Revenues (GAAP)

	Three months ended March 31,		Increase	Increase
	2014	2013	(Decrease) ($)	(Decrease) (%)
	(in thousands)

Value of pre-need cemetery contracts written	$29,976	$30,941	$(965)	-3.1%
Value of at-need cemetery contracts written	19,848	20,743	(895)	-4.3%
Investment income from trusts	15,628	13,102	2,526	19.3%
Interest income	2,007	1,865	142	7.6%
Funeral home revenues	13,254	12,827	427	3.3%
Other cemetery revenues	5,026	741	4,285	578.3%

Total production based revenues	85,739	80,219	5,520	6.9%

Less:
Increase in deferred sales revenue and investment income	(21,352)	(20,607)	(745)	3.6%

Total GAAP revenues	$64,387	$59,612	$4,775	8.0%

Reconciliation of Adjusted Operating Cash Flows (non-GAAP) and Distributable Free Cash Flow (Non-GAAP) to Operating Cash Flows (GAAP)

	Three months ended March 31,
	2014	2013
	(in thousands)

GAAP operating cash flows	$(2,940)	$6,867

Add net cash inflows into the merchandise trust	16,420	12,161
Add net increase (decrease) in accounts receivable	3,168	1,385
Add net decrease (increase) in merchandise liabilities	829	1,004
Add net decrease (deduct net increase) in accounts payable and accrued expenses	9,564	(5,278)
Other float related changes	(3,973)	1,980

Adjusted operating cash flow generated	23,068	18,119

Less: maintenance capital expenditures	(1,330)	(1,771)
Plus: growth capital expenditures reclassified as operating expenses and deducted from adjusted operating cash generated (a)	349	1,283

Distributable free cash flow generated	22,087	17,631
Cash on hand - beginning of the period	12,175	7,946

Distributable cash available for the period	34,262	25,577

Partner distributions made	$13,391	$12,025

(a)	We maintain a credit facility from which to make acquisitions and pay acquisition related costs. We utilize this line for these costs. Accordingly, distributable free cash flow is not negatively impacted by amounts spent on acquisitions that are recorded as expenses.

Production Based Partners’ Capital

	As of	As of
	March 31, 2014	December 31, 2013
	(in thousands)
Partners’ capital	$147,987	$107,520

Deferred selling and obtaining costs	(90,801)	(87,998)
Deferred cemetery revenues, net	598,159	579,993

Production based partners’ capital	$655,345	$599,515

Selected Net Assets

	As of	As of
	March 31, 2014	December 31, 2013
	(in thousands)

Selected assets:

Cash and cash equivalents	$8,240	$12,175
Accounts receivable, net of allowance	55,809	55,415
Long-term accounts receivable, net of allowance	80,484	78,367
Merchandise trusts, restricted, at fair value	449,853	431,556

Total selected assets	594,386	577,513

Selected liabilities:

Accounts payable and accrued liabilities	24,273	37,269
Accrued interest	5,013	1,512
Current portion, long-term debt	1,555	2,916
Other long-term liabilities	1,457	1,527
Long-term debt	252,054	289,016
Deferred tax liabilities	12,498	12,407
Merchandise liability	131,817	130,412

Total selected liabilities	428,667	475,059

Total selected net assets	$165,719	$102,454

Distribution coverage quarters (a)	11.18	7.65

(a)	This is a measure of the ratio of selected net assets to a quarterly distribution amount. The quarterly distribution amount is calculated by taking the end of the period outstanding common units (23,696,975 at March 31, 2014 and 21,377,102 at December 31, 2013, respectively) and multiplying these units by the declared distribution. This total is then added to the distribution due to the General Partner based upon the same variables.

StoneMor Partners L.P.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$8,240	$12,175
Accounts receivable, net of allowance	55,809	55,415
Prepaid expenses	2,480	3,622
Other current assets	19,199	22,667

Total current assets	85,728	93,879

Long-term accounts receivable, net of allowance	80,484	78,367
Cemetery property	314,909	316,469
Property and equipment, net of accumulated depreciation	84,555	85,007
Merchandise trusts, restricted, at fair value	449,853	431,556
Perpetual care trusts, restricted, at fair value	318,154	311,771
Deferred financing costs, net of accumulated amortization	7,836	8,308
Deferred selling and obtaining costs	90,801	87,998
Deferred tax assets	42	42
Goodwill	48,737	48,737
Other assets	11,868	12,209

Total assets	$1,492,967	$1,474,343

Liabilities and partners’ capital
Current liabilities:
Accounts payable and accrued liabilities	$24,273	$37,269
Accrued interest	5,013	1,512
Current portion, long-term debt	1,555	2,916

Total current liabilities	30,841	41,697

Other long-term liabilities	1,457	1,527
Long-term debt	252,054	289,016
Deferred cemetery revenues, net	598,159	579,993
Deferred tax liabilities	12,498	12,407
Merchandise liability	131,817	130,412
Perpetual care trust corpus	318,154	311,771

Total liabilities	1,344,980	1,366,823

Commitments and contingencies
Partners’ capital
General partner	(2,693)	(2,137)
Common partners	150,680	109,657

Total partners’ capital	147,987	107,520

Total liabilities and partners’ capital	$1,492,967	$1,474,343

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Operations

(in thousands, except per unit data)

(unaudited)

	Three months ended
	March 31,
	2014	2013

Revenues:
Cemetery
Merchandise	$26,068	$26,652
Services	10,297	11,299
Investment and other	16,275	10,243
Funeral home
Merchandise	5,052	4,953
Services	6,695	6,465

Total revenues	64,387	59,612

Costs and expenses:
Cost of goods sold (exclusive of depreciation shown separately below):
Perpetual care	1,391	1,281
Merchandise	6,113	5,009
Cemetery expense	13,329	12,785
Selling expense	11,189	11,224
General and administrative expense	7,645	7,582
Corporate overhead (including $271 and $330 in unit-based compensation for the three months ended March 31, 2014 and 2013, respectively)	7,456	7,988
Depreciation and amortization	2,368	2,330
Funeral home expense
Merchandise	1,646	1,522
Services	4,787	4,557
Other	2,853	2,657
Acquisition related costs, net of recoveries	349	1,283

Total cost and expenses	59,126	58,218

Operating profit	5,261	1,394

Gain on acquisition	412	—
Gain on settlement agreement	—	912
Interest expense	5,574	5,463

Net income (loss) before income taxes	99	(3,157)
Income tax expense (benefit)	(310)	(957)

Net income (loss)	$409	$(2,200)

General partner’s interest in net income (loss) for the period	$4	$(40)
Limited partners’ interest in net income (loss) for the period	$405	$(2,160)

Net income (loss) per limited partner unit (basic and diluted)	$.02	$(.11)

Weighted average number of limited partners’ units outstanding - basic	22,493	19,729
Weighted average number of limited partners’ units outstanding - diluted	22,787	19,729

Distributions declared per unit	$.600	$.590

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2014.

StoneMor Partners L.P.

Condensed Consolidated Statement of Cash Flows

(in thousands)

(unaudited)

	For the three months ended March 31,
	2014	2013

Operating activities:
Net income (loss)	$409	$(2,200)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Cost of lots sold	3,057	1,735
Depreciation and amortization	2,368	2,330
Unit-based compensation	271	330
Accretion of debt discounts	624	490
Gain on settlement agreement	—	(912)
Gain on acquisition	(412)	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	(3,168)	(1,385)
Allowance for doubtful accounts	705	(1,317)
Merchandise trust fund	(16,420)	(12,161)
Prepaid expenses	1,142	566
Other current assets	3,394	696
Other assets	(44)	(770)
Accounts payable and accrued and other liabilities	(9,564)	5,278
Deferred selling and obtaining costs	(2,803)	(2,745)
Deferred cemetery revenue	18,881	18,987
Deferred taxes (net)	(551)	(1,051)
Merchandise liability	(829)	(1,004)

Net cash provided by (used in) operating activities	(2,940)	6,867

Investing activities:
Cash paid for cemetery property	(748)	(1,076)
Purchase of subsidiaries	(200)	(9,100)
Cash paid for property and equipment	(1,330)	(1,771)

Net cash used in investing activities	(2,278)	(11,947)

Financing activities:
Cash distributions	(13,391)	(12,025)
Additional borrowings on long-term debt	17,000	20,948
Repayments of long-term debt	(55,504)	(41,522)
Proceeds from public offering	53,178	38,377
Cost of financing activities	—	(108)

Net cash provided by financing activities	1,283	5,670

Net increase (decrease) in cash and cash equivalents	(3,935)	590
Cash and cash equivalents - Beginning of period	12,175	7,946

Cash and cash equivalents - End of period	$8,240	$8,536

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,423	$1,245
Cash paid during the period for income taxes	$—	$451

Non-cash investing and financing activities:
Acquisition of assets by financing	$30	$62
Issuance of limited partner units for cemetery acquisition	$—	$3,592
Acquisition of assets by assumption of directly related liability	$—	$3,924

See accompanying notes to the Unaudited Condensed Consolidated Financial Statements on the Quarterly Report to be filed on Form 10-Q for the quarter ended March 31, 2014.